Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1994 - C Owner Trust
                           For the Month of January
                    Distribution Date of February 20, 1998
                           Servicer Certificate #38

Original Pool Amount                                      $315,029,921.60

Beginning Pool Balance                                     $46,585,631.74
Beginning Pool Factor                                           0.1478768

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $4,214,935.54
     Interest Collected                                       $403,475.31

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $44,036.59
Total Additional Deposits                                      $44,036.59

Repos / Chargeoffs                                            $234,457.84
Aggregate Number of Notes Charged Off                                  40

Total Available Funds                                       $4,062,623.22

Ending Pool Balance                                        $42,736,062.58
Ending Pool Factor                                              0.1356572

Servicing Fee                                                  $38,821.36

Repayment of Servicer Advances                                $599,824.22

Reserve Account:
     Beginning Balance  (see Memo Item)                     $6,510,900.79
     Target Percentage                                               6.50%
     Target Balance                                         $2,777,844.07
     Minimum Balance                                        $6,615,628.35
     (Release) / Deposit                                      ($30,348.57)
     Ending Balance                                         $6,480,552.22

Current Weighted Average APR:                                       9.488%
Current Weighted Average Remaining Term (months):                   17.39

Delinquencies                                              Dollars       Notes
     Installments:              1 - 30 days              $493,438.97      315
                                31 - 60 days             $134,343.22       84
                                60+  days                $108,477.21       26

     Total:                                              $736,259.40      338

     Balances:                  60+  days                $568,483.32       26

Memo Item - Reserve Account
     Prior Month                                       $6,615,628.35
+    Invest. Income                                       $30,348.57
+    Excess Serv.                                              $0.00
+    Transfer (to) / from Collections Account           ($135,076.13)
     Beginning Balance                                 $6,510,900.79


Exhibit 20.2
Page 2 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  January

                                                                                               NOTES
                                                                   (Money Market)
                                                      TOTAL         CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $315,029,921.60     $207,000,000.00     $97,000,000.00     $11,029,921.60
Original Pool Amount
Distributions:
     Distribution Percentages                                                0.00%             96.50%              3.50%
     Coupon                                                                 7.650%             8.000%             8.300%

Beginning Pool Balance                          $46,585,631.74
Ending Pool Balance                             $42,736,062.58

Collected Principal                              $3,615,111.32
Collected Interest                                 $403,475.31
Charge - Offs                                      $234,457.84
Liquidation Proceeds / Recoveries                   $44,036.59
Servicing                                           $38,821.36
Cash Transfer from Reserve Account                 $135,076.13
Total Collections Avail for Debt Service         $4,158,877.99

Beginning Balance                               $46,272,608.57               $0.00     $42,973,486.91      $3,299,121.66

Interest Due                                       $309,308.83               $0.00        $286,489.91         $22,818.92
Interest Paid                                      $309,308.83               $0.00        $286,489.91         $22,818.92
Principal Due                                    $3,849,569.16               $0.00      $3,714,834.24        $134,734.92
Principal Paid                                   $3,849,569.16               $0.00      $3,714,834.24        $134,734.92

Ending Balance                                  $42,423,039.41               $0.00     $39,258,652.67      $3,164,386.74
Note / Certificate Pool Factor                                              0.0000             0.4047             0.2869
   (Ending Balance / Original Pool Amount)
Total Distributions                              $4,158,877.99               $0.00      $4,001,324.15        $157,553.84

Interest Shortfall                                       $0.00               $0.00              $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                         $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $6,510,900.79
(Release) / Draw                                   ($30,348.57)
Ending Reserve Acct Balance                      $6,480,552.22


Exhibit 20.2
Page 3 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  January


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                           5                  4                   3                   2                  1
                                        Sep-97              Oct-97             Nov-97              Dec-97              Jan-98
Beginning Pool Balance              $67,800,397.54      $61,603,611.48     $56,533,530.58     $52,865,691.61      $46,585,631.74

A)   Loss Trigger:
Principal of Contracts Charged Off           $0.00         $125,684.92         $31,000.14              $0.00         $234,457.84
Recoveries                             $328,951.97         $188,686.61         $14,230.76          $3,055.63          $44,036.59

Total Charged Off (Months 5, 4, 3)     $156,685.06
Total Recoveries (Months 3, 2, 1)       $61,322.98
Net Loss / (Recoveries) for 3 Mos       $95,362.08 (a)

Total Balance (Months 5, 4, 3)     $185,937,539.60 (b)

Loss Ratio Annualized  [(a/b) * (12)]       0.6154%

Trigger:  Is Ratio > 1.5%                       No
                                                                               Nov-97              Dec-97              Jan-98

B)   Delinquency Trigger:                                                     $829,465.87        $978,905.50         $568,483.32
     Balance delinquency 60+ days                                                1.46721%           1.85168%            1.22030%
     As % of Beginning Pool Balance                                              1.93952%           1.42072%            1.51306%
     Three Month Average

Trigger:  Is Average > 2.0%                     No

C)   Noteholders Percent Trigger:           2.0571%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                     No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer